Transportation To LaiYeGou Coalmine

Drawn in May, 2004


Hohhot
No. 110 National road
Baotou City
JINGLA HIGHWAY
JINGBAO RAILWAY
GONGJIBAN COLLECTION STATION
BAOSHEN RAILWAY
BAODONG HIGHWAY
GONGCAO ROAD
YELLOW RIVER
INNER MONGOLIA
HUDA ROAD
FENZHUN RAILROAD
Xuejiawan
railroad
ZHUNGER COALFIELD
Dongsheng
No. 109 NATIONAL ROAD
ZHUNDONG RAIL ROAD
special road for railway
No. 210 National road
SHASHAGETAI COLLECTION STATION
BAOFU ROAD
XIYINGZI COLLECTION
Xin A road
BIANJIA ROAD
CAOYANG ROAD
YANGSHITA
SHAN' XI PROVINCE
LAIYEGOU COAL MINE
SHANXI PROVINCE
Xinmiao
ROAD
NATIONAL ROAD
RAILROAD
PLANNING RAILROAD
BOUNDARY OF DONGSHENG COALFIELD
COUNTY
VILLAGE/TOWN
COLLECTION STATION
PROVINCE BOUNDARY
HIGHWAY

0 12.5 25
KILOMETER

SCALE:1:1,250,000

N


JURISDICTIONAL AREA
LAIYEGOU COAL MINE
HULUNBER
XingAn Region
XILINGUOLUD REGION
CHIFENG
TONGLIAO
WULANCHABU
BAOTOU
HOHHOT
BAYANNAOER
ALASHAN REGION
WUHAI

INDEX MAP OF INNER MONGOLIA AUTONOMOUS REGION

Remark: (section of Inner Mongolia)

JINGLA HIGHWAY is from Beijing to Lasha, Tibet. Along this highway, there is No. 110 national road.

- Transportation to Dongsheng is via Bianjia Road, intersecting Baofu Road intersecting No. 109 National Road West
- Transportation to Boatou City is via Bianjia Road, intersecting Baofu road intersecting No. 109 National Road West to Dongsheng city, intersecting Baodong Road North
- Transportation to Xuejiawan City is via Caoyang Road intersecting No. 109 National road East
- Transportation to Wuhai City is via Caoyang Road intersecting No. 109 National road West
- Transportation to Yulin City of shan'xi province is via Bianjia Road, intersecting Baofu Road South to Xinmiao town, intersecting XinA Road north-west, intersecting No. 210 national road South.
- Transportation to Xiyingzhi Collection station is via Caoyang Road
- Transportaiton to Gongjiban Collection station is via Caoyang Road, intersecting Gongcao Road
- Transporation to Shashagetai Collection station is via Bianjia Road, intersecting Baofu Road intersecting, intersecting special road for coal to collection station

Geographical coordinate of Laiyegou Coal Mine
Eastern Longitude: 110° 27′ 55″ ---110° 31′ 25″
Northern Latitude: 39° 25′ 50″ ----39° 27′ 36″